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EXHIBIT NO. 99.2: TERMINATION AGREEMENT OF THE NEW FRENCH EXCHANGE OFFER
                  AGREEMENT DATED APRIL 12, 2000

THIS AGREEMENT IS MADE ON 12 APRIL 2000


AMONG ALCAN ALUMINIUM LIMITED, a company incorporated under the laws of Canada ("Alcan"),

           PECHINEY, a company incorporated under the laws of France, and

           ALUSUISSE LONZA GROUP AG, a company incorporated under the laws of Switzerland ("Algroup")

WHEREAS:

(A)  Alcan, Pechiney and Algroup entered into a Combination Agreement on
     15 September 1999 (the "Combination Agreement") to effect the combination of their respective businesses (the "Combination") by way of two separate and non-interconnected Share Exchange Offers made by Alcan to each of Pechiney and Algroup.

(B) The Combination Agreement provides that a condition to be satisfied or waived prior to the making of the French Exchange Offer (as defined in the Combination Agreement) is that the European Commission (the "EC") shall have adopted a decision clearing the same;

(C) Based on the Parties' understanding that the EC would not adopt such a decision and in order to permit them to find a way forward to effect the combination, the Parties by agreement dated 14 March 2000 terminated the Combination Agreement in relation to Pechiney (the "Termination Agreement");

(D) Further to the foregoing, the Parties immediately entered into a new agreement dated 14 March 2000 for the purposes of setting out the terms on which the French Exchange Offer could be made (the "New French Exchange Offer Agreement");

(E) By virtue of clause 1.2 of the New French Exchange Offer Agreement, the Parties agreed to seek to identify a form of undertakings to the EC which were to be mutually acceptable to each of them and to the EC;

(F) It has become apparent to the Parties that, notwithstanding their efforts, they will be unable to agree to undertakings which meet or which are likely to meet the requirements of clause 1.2 of the New French Exchange Offer Agreement; and

(G)  The Parties have decided that the French Exchange Offer shall not be made.


NOW, THEREFORE, in consideration of the agreements herein contained, the Parties hereto, duly authorized by their respective boards of directors, agree as follows:


ARTICLE 1 -- TERMINATION OF OBLIGATIONS

1.1 Alcan, Pechiney and Algroup agree that, subject to clause 1.2, the New French Exchange Offer Agreement is hereby terminated in all respects without ongoing rights, obligations or surviving provisions (whether included in the text of the New French Exchange Offer Agreement or included in the New French Exchange Offer Agreement by reason of clause
     1.1 thereof), and that accordingly:

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     (a)  all obligations of whatever nature owed by Alcan to Pechiney or by
          Pechiney to Alcan relating in any way to the New French Exchange Offer Agreement or the Combination, whether written or not and including in particular and without limitation to the above any obligation to make, support, facilitate or recommend the acceptance of the French Exchange Offer, are hereby terminated with the result that neither Alcan nor Pechiney shall have any liability to the other relating in any way to the Combination; and

     (b) all obligations of whatever nature owed by Algroup to Pechiney or by Pechiney to Algroup relating in any way to the New French Exchange Offer Agreement or the Combination, whether written or not, are hereby terminated with the result that neither Algroup nor Pechiney shall have any liability to the other relating in any way to the Combination.

1.2 Notwithstanding the above, the Parties agree that the Confidentiality Agreement dated 21 June 1999 (the "Confidentiality Agreement") shall continue to apply to the Parties according to its terms. It is agreed that information disclosed to regulatory authorities in connection with the Combination and information contained in documents made public or intended to be made public in connection with the Combination is not subject to the destruction requirements of the Confidentiality Agreement. Information made public in documents issued to date by any of the Parties in connection with the Combination is not to be considered to be "Proprietary Information" under the Confidentiality Agreement.

1.3 As between Alcan and Algroup only and for the avoidance of doubt, (a) the Combination Agreement shall continue as an agreement between Alcan and Algroup in accordance with clause 8.6.1 thereof, and (b) all obligations of whatever nature owed by Alcan to Algroup or by Algroup to Alcan relating in any way to the New French Exchange Offer Agreement or the Combination, whether written or not and including in particular and without limitation any obligation to make, support or facilitate the French Exchange Offer, are hereby terminated with the result that neither Alcan nor Algroup shall have any liability to the other relating in any way to the French Exchange Offer. Accordingly, the rights and obligations of Alcan and Algroup with respect to each other under the Combination Agreement, including in particular and without limitation to the above with respect to the Swiss Exchange Offer (as defined in the Combination Agreement), remain in full force and effect.

1.4 The Parties agree that the announcement of the decision not to proceed with the Combination will be effected by means of a press release in the form attached hereto and further agree that they will act reasonably to co-ordinate their other announcements and public statements in relation thereto.


ARTICLE 2 -- GENERAL

2.1 INTERPRETATION. Except where the context otherwise requires and save as otherwise defined or specified herein, words and expressions used in this Agreement and which are defined in the New French Exchange Offer Agreement shall have the same meaning in this Agreement as in the New French Exchange Offer Agreement.

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2.2  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England without regard to its conflict of laws principles.

2.3 SETTLEMENT OF DISPUTES. Any dispute arising out of or in connection with this Agreement shall be subject to the jurisdiction of the English courts, to which each Party hereby submits for such purpose, and each will, if necessary, appoint an agent for service of process in England.

2.4 EXPENSES. Each of the Parties shall pay its legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of the Confidentiality Agreement, the Combination Agreement, the Termination Agreement, the New French Exchange Offer Agreement and this Agreement and all documents and instruments executed, prepared or filed pursuant thereto or any other costs and expenses whatsoever and howsoever incurred.

2.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of the counterparts may be effected by means of a telecopied message.

2.6 AMENDMENTS. This Agreement may not be modified, amended altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties hereto.

2.7 ENTIRE AGREEMENT. This Agreement and the documents to which it refers constitute the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof


IN WITNESS WHEREOF, the undersigned have each executed and delivered this agreement as of the date first above written.



ALCAN ALUMINIUM LIMITED


By  /s/  Jacques Bougie
-----------------------------
     Jacques Bougie


PECHINEY


By  /s/  Jean-Pierre Rodier
-----------------------------
     Jean-Pierre Rodier


ALUSUISSE LONZA GROUP AG


By  /s/  Sergio Marchionne
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     Sergio Marchionne


By  /s/  P. Kalantzis
-----------------------------
     P. Kalantzis

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